SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2006

THE MIDLAND COMPANY

(Exact name of registrant as specified in its charter)

Ohio	1-6026	31-0742526
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No. )

7000 Midland Boulevard, Amelia, Ohio 45102-2607

(Address of principal executive offices) (Zip Code)

(513) 943-7100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d.(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 27, 2006 the Registrant issued a press release announcing that the Board of Directors has extended its existing stock repurchase program until July 2008 and provided authorization for an additional 500,000 shares of outstanding common stock to be repurchased under the program. A copy of the press release is furnished herewith as Exhibit 99.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDLAND COMPANY

Date: April 27, 2006	By:	/s/ John I. Von Lehman
John I. Von Lehman
Executive Vice President, Chief Financial Officer and Secretary